                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Miami Computer Supply Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                [LETTERHEAD OF MIAMI COMPUTER SUPPLY CORPORATION]

                                                                 April 27, 1999

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Miami Computer Supply Corporation (the "Company"). The meeting will be held at the Company's principal offices located at the Presidential Banquet Center, 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 25, 1999 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of, and interest in, Miami Computer Supply Corporation are sincerely appreciated.

                                       Sincerely,


                                       /s/ Michael E. Peppel

                                       Michael E. Peppel
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        MIAMI COMPUTER SUPPLY CORPORATION
                          4750 HEMPSTEAD STATION DRIVE
                                DAYTON, OHIO 45429
                                 (937) 291-8282

                          -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999

                          -------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Miami Computer Supply Corporation (the "Company") will be held at the Company's principal offices located at the Presidential Banquet Center, 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 25, 1999 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect five (5) directors for a one-year term or until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to the procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other such business.

         The Board of Directors has fixed April 16, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Thomas C. Winstel

                                               Thomas C. Winstel
                                               Secretary

Dayton, Ohio
April 27, 1999

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                        MIAMI COMPUTER SUPPLY CORPORATION

                                 -----------------

                                 PROXY STATEMENT

                                 -----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 1999

         This Proxy Statement is furnished to holders of common stock, no par value per share ("Common Stock"), of Miami Computer Supply Corporation, an Ohio corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's principal offices located at the Presidential Banquet Center, 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 25, 1999 at 10:30 a.m., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 27, 1999.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the nominees for director described herein, FOR ratification of the appointment of PricewaterhouseCoopers LLP for fiscal 1999 and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the proxy holder. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, Miami Computer Supply Corporation, 4750 Hempstead Station Drive, Dayton, Ohio 45429); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on April 16, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 11,629,580 shares of Common Stock outstanding (unless otherwise indicated, share amounts referenced in this Proxy Statement reflect the Company's 3- for-2 stock split effected in April 1998) and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The five persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes represented at the Annual Meeting, in person or by proxy, is required for approval of the proposal to ratify the appointment of the independent accountants. Because of the vote required, abstentions will have the effect of a vote against this proposal. Under rules of the New York Stock Exchange, the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Board of Directors is presently composed of five directors who serve for a one year term. The directors are elected by the stockholders of the Company for a one year term, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         As of the date hereof, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. Each of the nominees currently serve as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following table presents information concerning the nominees for director of the Company.

            NOMINEES FOR DIRECTOR FOR ONE-YEAR TERM EXPIRING IN 2000

                                                                Director
                        Name                    Age               Since
-----------------------------------     -----------------   -------------------
Robert G. Hecht                                 58                1996
Anthony W. Liberati                             66                1996
Harry F. Radcliffe                              48                1996
Thomas C. Winstel                               52                1981
Michael E. Peppel                               32                1998

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

         Information concerning the principal position with the Company and principal occupation of each nominee for director during the past five years is set forth below.

         ROBERT G. HECHT. Mr. Hecht became a Director of the Company in May 1996 and is also a member of Pittsburgh Investment Group LLC, a stockholder of the Company ("LLC"). Mr. Hecht is the Chief Executive Officer of Trumbull Corporation, a privately held highway construction company, President of Allegheny Asphalt Manufacturing, Inc., a privately held material supply company, the Executive Vice President for P.J. Dick Incorporated, a privately held construction company and the Executive Vice President of Lindy Paving, Inc., a privately held paving company, all of which are located in Pittsburgh, Pennsylvania. Mr. Hecht is also a director of Essex Bancorp, Virginia Beach, Virginia, a savings institution holding company which is traded on the American Stock Exchange. Mr. Hecht received his Juris Doctor degree from the University of Pittsburgh, Pittsburgh, Pennsylvania and his undergraduate degree in engineering from the U.S. Naval Academy. Mr. Hecht is the Co-Chairman of the Washington County Southwestern Pennsylvania Growth Alliance and a member of the Board of Directors of the Children's Home of Pittsburgh.

         ANTHONY W. LIBERATI. Mr. Liberati has been Chairman of the Board since May 1996, when LLC, of which he is the Manager -- President and Chief Executive Officer and a member, acquired a majority interest in the Company. Commencing in 1982 and until his retirement in August 1995, Mr. Liberati was employed by the Edward J. DeBartolo Corporation, Youngstown, Ohio (the "DeBartolo Corporation"), the nation's largest shopping center developer and the owner of the San Francisco 49ers professional football team. At the time of his retirement, Mr. Liberati was the Chief Operating Officer of the DeBartolo Corporation. Prior to his appointment as the Chief Operating Officer, he was the DeBartolo Corporation's Chief Financial Officer for ten years. Mr. Liberati is a director of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company which is traded on the Nasdaq National Market, and First Fidelity Bancorp, Irvine, California, a privately held thrift and loan holding company and is a former member of the Board of Directors of DeBartolo Realty Corporation, Youngstown, Ohio, which was a New York Stock Exchange-traded real estate investment trust until its merger into Simon Property Group, Inc. in November 1996. He is a current member of the Board of Directors of Imperial Land Company, Pittsburgh, Pennsylvania, a privately held land-bank company, Quality Aggregates, Inc., Pittsburgh, Pennsylvania, a privately held materials supply company, and Pennsylvania Capital Bank, Pittsburgh, Pennsylvania, a privately held Pennsylvania commercial bank. He attended Duquesne University, Pittsburgh, Pennsylvania.

         MICHAEL E. PEPPEL. Mr. Peppel joined the Company in May 1996 and served as the Company's Chief Financial Officer from May 1996 to December 1997. He was elected President and Chief Executive Officer of the Company as of January 1, 1998 and was elected to the Board of Directors as of February 24, 1998. Mr. Peppel is a member of the Company's Executive Management Committee, a committee composed of management which deals with Company operating issues. Mr. Peppel is also an officer and member of LLC. From November 1990 to May 1996, he was a director and Chief Financial Officer of Diversified Data Products, Inc. which was acquired by LLC and contributed to the Company in May 1996. From April 1987 to October 1990, he was the money desk manager for the DeBartolo Corporation. Mr. Peppel received his degree in economics and finance from the University of Notre Dame.

         HARRY F. RADCLIFFE. Mr. Radcliffe, an officer and member of LLC, was elected as a Director in May 1996. He has been the President and Chief Executive Officer of Fort Pitt Capital Management, Pittsburgh, Pennsylvania, a private investment management company, since September 1995 and was the President and Chief Executive Officer of First Home Bancorp, Inc., a privately-held savings institution holding company until its sale in April 1996. He is a director of Essex Bancorp, Virginia Beach, Virginia, a savings institution holding company which is traded on the American Stock Exchange, of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company which is traded on the Nasdaq National Market, and First Fidelity Bancorp, Irvine, California, a privately held thrift and loan holding company. From 1989 to 1993, Mr. Radcliffe was the President and Chief Executive Officer of First South Savings Association, a Pennsylvania-chartered stock savings association located in Pittsburgh, Pennsylvania. Mr. Radcliffe received his degree in economics from Ohio Wesleyan University.

         THOMAS C. WINSTEL. Mr. Winstel co-founded the Company in 1981 and has been a Director, the Company's Secretary, and a Vice President of the Company since that time. Mr. Winstel has been the corporate Secretary of the Company since May 1996. Mr. Winstel is a member of the Company's Executive Management Committee. Mr. Winstel received his marketing degree from the University of Dayton, Ohio.

STOCKHOLDER NOMINATIONS

         Article VIII.D. of the Company's Amended and Restated Articles of Incorporation ("Articles") governs nominations for election to the Board of Directors and requires all such nominations, other than those made by or at the direction of the Board, to be made only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must have been delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Articles. No nomination was received by the Company for this Annual Meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY

         The Board of Directors of the Company currently meets monthly and is required to meet not less than quarterly. During the fiscal year ended December 31, 1998, the Board of Directors met 9 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as the Nominating Committee. The Board of Directors of the Company has established the following committees:

         EXECUTIVE COMMITTEE. The Executive Committee of the Company has the authority to act as the Board of Directors when the Board is not in session. Actions of the Executive Committee may be taken upon the affirmative vote of any three of the five directors, provided that of the three directors who are so acting, one must be a non-employee director. The Executive Committee is comprised of all of the members of the Board, when and if they are available to act as noted above The Executive Committee did not meet during fiscal 1998.

         AUDIT COMMITTEE. The Audit Committee of the Company recommends the independent accountants to the Board annually and reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent accountants and the Company's system of internal control with management and such independent accountants. The Audit Committee, which is comprised of Messrs. Liberati (Chairman), Hecht and Radcliffe, met twice during fiscal 1998.

         COMPENSATION COMMITTEE. The Compensation Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. See "Management Compensation - Compensation Committee Interlocks and Insider Participation." During fiscal 1998, the members of the Compensation Committee were Messrs. Radcliffe (Chairman), Hecht and Liberati. The Compensation Committee met twice during fiscal 1998.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information concerning the executive officers of the Company who do not serve on the Board of Directors of the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are elected and qualified. As of the date hereof, no executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.


   Name                  Age         Positions with the Company
---------------------    ---       ------------------------------------------------
Neil Dreher              42        Vice President and Chief Operating Officer
Ira H. Stanley           47        Vice President and Chief Financial Officer
John C. Huffman, III     41        Vice President -- National Sales Manager
Mary A. Stewart          42        Vice President -- Operations
Roger E. Turvy           59        Vice President -- Product Sales and Development

         NEIL M. DREHER. Mr. Dreher is the President and Chief Executive Officer of DREHER Business Products, a wholly-owned subsidiary of the Company, and was appointed Vice President and Chief Operating Officer of the Company in March, 1999. Mr. Dreher joined the Company upon its acquisition of DREHER Business Products

Corporation ("DBPC"), where Mr. Dreher had been employed since 1979. At DBPC, Mr. Dreher served as Vice President of Operations from 1988 to 1995, when he was then appointed to the position of President and Chief Executive Officer. Mr. Dreher earned a Bachelor of Science degree in Finance and Industrial Engineering from Purdue University.

         IRA H. STANLEY. Mr. Stanley joined the Company as Vice President -- Finance on April 1, 1998 and was appointed the Company's Vice President and Chief Financial Officer on October 1, 1998. Prior thereto, from 1990 to March 1998, Mr. Stanley was the Vice President of Finance and Treasurer of Gosiger, Inc., a privately held importer and distributor of machine tools, located in Dayton, Ohio. Mr. Stanley's position prior thereto was as Corporate Controller of Price Brothers Company, a manufacturer and distributor of construction products, located in Dayton, Ohio. Mr. Stanley received his Masters of Business Administration from the University of Dayton, Dayton, Ohio, and his undergraduate degree in business from Wright State University, Dayton, Ohio. He is a member of the Company's Executive Management Committee.

         JOHN C. HUFFMAN, III. Mr. Huffman joined the Company in 1981 and is the Company's Vice President -- National Sales Manager. He is a member of the Company's Executive Management Committee. Mr. Huffman was the General Manager of the Company from 1985 to 1987, the Dayton Sales Manager from 1987 to 1989 and has been the National Sales Manager since 1989. Mr. Huffman received his degree in business management from Wright State University, Dayton, Ohio.

         MARY A. STEWART. Ms. Stewart joined the Company in 1989 as a staff accountant and is currently the Company's Vice President -- Operations. From 1991 to May 1996, Ms. Stewart served the Company as Controller. She is a member of the Company's Executive Management Committee.

         ROGER E. TURVY. Mr. Turvy joined the Company in 1981 and has been the Vice President -- Product Sales and Development since that time. Mr. Turvy is a member of the Company's Executive Management Committee. Mr. Turvy received his degree in mathematics and business from Miami University, Oxford, Ohio and his MBA from Ohio State University.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Management Compensation," below, and (iv) all directors and executive officers of the Company as a group.

                                                         Amount and Nature of
Name of Beneficial                                            Beneficial
Owner or Number of                                         Ownership as of       Percent of
Persons in Group                                          April 16, 1999(1)     Common Stock
--------------------------------------------------       --------------------   -------------
Value Partners, Ltd.(2)                                       1,471,594             12.7%
Anthony W. Liberati(3)(4)                                       291,845              2.5
Robert G. Hecht(3)(5)                                           301,441              2.6
Harry F. Radcliffe(3)(6)                                        342,345              2.9
Thomas C. Winstel(3)(6)                                         316,318              2.7
Michael E. Peppel(3)(8)                                         377,609              3.2
John C. Huffman, III(3)(9)                                       33,558               *
Ira H. Stanley(3)                                                 3,996               *
All directors and executive officers as a group               2,032,760             17.5%
 (10 persons)(10)

-----------------
* Represents beneficial ownership of less than 1.0% of the Company's Common Stock.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Voting Record Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of the Voting Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

(2) The business address for Value Partners, Ltd. is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205. Includes 46,403 shares owned by the general partner of the general partner of Value Partners, Ltd.

(3)      This person's business address is 4750 Hempstead Station, Dayton, Ohio
         45429.

(4) Does not include 388,518 shares of Common Stock owned by LLC. Mr. Liberati is the Manager -- President and Chief Executive Officer of LLC and, as such, may be deemed to have the power to vote or direct the voting of, and to dispose and direct the disposition of, the shares of Company Common Stock owned by LLC. Includes options to purchase 22,500 shares of Company Common Stock under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the Voting Record Date.

(5) Does not include 388,518 shares of Common Stock owned by LLC. Mr. Hecht is a member, but not an officer of, LLC. Includes 2,000 shares held in a custodial account for two minor children and 1,000 shares owned by another child, all of whom share the same household with Mr. Hecht, who disclaims beneficial ownership of such shares. Includes options to purchase 22,500 shares of Company Common Stock under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the Voting Record Date.

(6) Does not include 388,518 shares of Common Stock owned by LLC. Mr. Radcliffe is the Manager -- Secretary of LLC and, as such, may be deemed to have the power to vote or direct the voting of, and to dispose and direct the disposition of, the shares of the Common Stock owned by LLC. Includes 6,750 shares held by Mr. Radcliffe's three children. Also includes options to purchase 22,500 shares of Company Common Stock under the Non-Employee Directors Stock Option Plan, which are exercisable within 60 days of the Voting Record Date.

(7) Includes options to purchase 15,000 shares of Company Common Stock under the Company's 1996 Stock Option Plan which are exercisable within 60 days of the Voting Record Date.

(8) Includes 4,500 shares held as custodian for Mr. Peppel's two minor children. Includes options to purchase 68,500 shares of Common Stock under the Company's 1996 Stock Option Plan which are exercisable within 60 days of the Voting Record Date. Does not include 388,518 shares of Common Stock owned by LLC. Mr. Peppel is the Manager-Treasurer of LLC and, as such, may be deemed to have the power to vote or direct the voting of, and to dispose or direct the disposition of, the shares of Company Common Stock owned by LLC.

(9) Includes options to purchase 1,500 shares of Common Stock under the Company's 1996 Stock Option Plan which are exercisable within 60 days of the Voting Record Date.

(10) Does not include 388,518 shares of Common Stock owned by LLC. Includes options to purchase shares of Common Stock held by such directors and executive officers which are exercisable within 60 days of the Voting Record Date.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. Except for Value Partners, Ltd., the Company knows of no person who owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 1998, the Company's officers and directors, except with respect to those noted below, complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act. The Company understands, from its review of such forms, that Roger
E. Turvy, Michael E. Peppel, Ira H. Stanley, Thomas C. Winstel, John C. Huffman, III, Mary A. Stewart and Pittsburgh Investment Group LLC each filed 1 late report on Form 4, and Mr. Huffman did not file a required report on Form 5.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by the Company for services rendered in all capacities during the years ended December 31, 1998, 1997 and 1996 to the Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose total compensation during fiscal 1998 exceeded $100,000 (the "Named Executive Officers").

                                                                    Annual
                                                                 Compensation                      Securities
                                                     -----------------------------------------     Underlying        All Other
Name and Position                                     Year             Salary        Bonus(2)       Options       Compensation(3)
---------------------------------------------------  -----           ---------     ---------    -------------   ----------------
Michael E. Peppel...................................  1998            $206,268       $206,268        196,500          $15,135
  President and Chief Executive Officer               1997             130,452        130,452             --           11,895
                                                      1996              46,669        146,578         45,000            4,218

Ira H. Stanley (1)..................................  1998              75,770             --         25,000            8,403
  Vice President and Chief Financial Officer

Thomas C. Winstel...................................  1998             203,313             --             --           16,886
  Vice President - Presentation Products              1997             211,510             --             --           12,614
                                                      1996             194,011             --         22,500           18,043

John C. Huffman, III................................  1998             135,600         90,000          4,500           11,170
  Vice President - National Sales Manager             1997             128,400         47,319             --           10,937
                                                      1996             118,800          9,063             --           18,597

----------------------------
(1) Mr. Stanley joined the Company as Vice President - Finance on April 1, 1998. Mr. Stanley became the Company's Vice President and Chief Financial Officer on October 1, 1998.

(2) Bonuses shown for 1996 were paid during 1997, bonuses for 1997 were paid during 1997 and 1998, and bonuses for 1998 were paid in 1999. The 1997 and 1998 bonuses paid to Messrs. Peppel and Huffman were based on their employment agreements. See "Employment Contracts."

(3) All Other Compensation includes director's fees (through the second quarter of 1996 for Mr. Winstel only) and expense reimbursement, car allowance, premiums for split dollar life insurance coverage, sporting event tickets, annual medical examination expenses, taxable relocation, temporary housing and/or other executive or employee benefits.

COMPENSATION OF DIRECTORS

         Non-employee directors receive a quarterly retainer of $2,500 and fees of $1,000 per Board meeting attended and $250 per Committee meeting attended. In addition, Board members are reimbursed for their travel and other out-of-pocket expenses arising from attending Board or Committee meetings. Non-employee directors also are eligible to receive stock option grants pursuant to the Company's Non-Employee Directors Stock Option Plan. Directors who are also employees of the Company do not receive any compensation for serving on the Board or Committees thereof.

EMPLOYMENT CONTRACTS

         On May 30, 1996, in conjunction with the acquisition of the controlling interest in the Company by LLC, the Company entered into employment contracts with Messrs. Peppel, Winstel, Turvy and Huffman, and with Joseph R. Hollenshead, the President of Diversified Data Products, Inc. ("DDP"), a wholly-owned subsidiary of the Company (the "Executives"), which agreements are substantially similar except for compensation provisions. Each such agreement terminates on December 31, 1999 unless sooner terminated for death, physical or mental incapacity or cause (which is defined as the uncured refusal to perform, or substantial neglect of, or an intentional failure to perform, a material portion of the Executive's duties, willful misconduct, breach of a fiduciary duty involving personal gain, a material breach of the employment agreement, or a felony conviction), or terminated by the Executive for the failure of the Company to provide the resources necessary to the fulfillment of the Executive's responsibilities, the express direction by the Board of Directors to have the Executive perform any illegal action, the threatened or actual insolvency of the Company or the failure of the Company to perform its obligations to the Executive under the employment agreement. Mr. Peppel's agreement was amended as to his salary only as of January, 1998.

         In addition to, or in lieu of, a base salary, each such Named Executive Officer is entitled to a bonus, or commission, as follows: (i) Mr. Peppel receives a bonus equal to 9.0% of the pre-tax profits of the Company before employee profit sharing or any other bonuses, which cash bonus will not exceed the amount of his base salary; (ii) Mr. Winstel will receive a monthly commission in the amount of 40.0% of the Gross Margin (as defined below) of all sales to certain accounts set forth in Mr. Winstel's agreement plus the sum of $3,000 plus 5% of the Gross Margin on sales of all presentation products, which commission will be paid only when the amount of commission exceeds his monthly base salary and will be paid in lieu of a monthly base salary; and, (iii) at the discretion of the Compensation Committee, Mr. Huffman is eligible to be paid a bonus of 0.5% of Gross Margin over $9.0 million in any calendar year. "Gross Margin" is defined by the employment agreements to mean the difference of the unit sales price of the product and the actual cost of the product to the Company.

         In addition, for 1998, each of the Named Executive Officers utilized a Company automobile for Company business for which the Company pays rent, insurance, repairs, gas, oil and fees, of up to $1,200 per month.

         The Named Executive Officers are granted up to six weeks vacation annually and are entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock options, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Company, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors. Moreover, the Named Executive Officers are eligible to participate in and may be covered by all plans effective generally for executives of the Company with respect to life, accident or health insurance, hospitalization, disability and other benefits. The Company will pay or reimburse the Named Executive Officers for all reasonable out-of-pocket expenses incurred or paid by him in connection with the performance of his duties under the agreement. The contracts also provide for the indemnification of the Named Executive Officers to the extent permitted by the Company's Articles, Code of Regulations and applicable law, and the valuation and purchase of the Executive's shares of Common Stock of the Company if he is terminated for cause prior to December 31, 1999 and the Common Stock is not, at the time of termination, publicly traded.

         In consideration of the above, each of the Named Executive Officers also has agreed, during the term of the agreement and for 12 months after the termination of the agreement, not to compete with the Company in any area which is within a 100-mile radius of any existing office of the Company. All disputes are to be resolved using alternative dispute resolution procedures (such as arbitration) rather than litigation.

         The Company has, in the past, entered into employment and non-competition agreements with the senior management of the companies it has acquired and may do so in the future.

         On December 23, 1997, the Company entered into a Severance Agreement with Albert L. Schwarz, then the President and a director of the Company. Pursuant to the Severance Agreement, Mr. Schwarz retired from his position as President and resigned as a member of the Board as of January 1, 1998. His Employee Agreement, Split Dollar Life Insurance Agreement and Stock Option Agreement were terminated. The Company accelerated the vesting of certain stock options so that the number immediately exercisable at January 1, 1998 would be 25,500 (all other granted options were canceled) and agreed to use its best efforts to continue health insurance benefits for Mr. Schwarz and his spouse until he reaches 65 years of age. The Company agreed to indemnify Mr. Schwarz as a former director and officer and both parties agreed to release the other from or for claims during Mr. Schwarz's time of employment. The Company will pay Mr. Schwarz $20,000 per month from January 1, 1998 through December 31, 1999 and Mr. Schwarz has agreed not to compete with the Company and to serve as a consultant to assist and advise the Company in matters of transition and defense of the Company's interest. During the transition period, management will consult with Mr. Schwarz in matters of transition, defense of the Company's interest, acquisitions, vendor relationships and other strategic matters.

SPLIT DOLLAR LIFE INSURANCE AGREEMENTS

         In December 1995, the Company entered into "split dollar" life insurance agreements, which were amended on May 30, 1996 in conjunction with the acquisition of control of the Company by LLC (the "Split Dollar Agreements"), with Messrs. Winstel and Turvy (the "Insureds") pursuant to which the Company purchased, and currently pays the premiums on, and the income tax gross-up at a 40.0% tax rate for, term life insurance policies in the face amounts of $2,300,000 and $1,050,000, respectively. While the Company is the owner of the policies, the Split Dollar Agreements state that the beneficiaries of the Insureds will be entitled to receive the face value of the policies upon the death of the Insureds, less the policies' cash value, which, at December 31, 1998, approximated $154,496 and $144,244, respectively. The Insureds have the right to purchase the policies from the Company when they reach age 65 for their then cash surrender values. The cost to the Company for the premiums for 1998 was $30,000 for Mr. Winstel and $30,000 for Mr. Turvy. The Split Dollar Agreements will terminate during the Insureds' lifetimes upon: (i) the total cessation of the Company's business, or (ii) the bankruptcy, receivership or dissolution of the Company, and (iii) the Insureds may terminate the Split Dollar Agreements at any time upon written notice.

STOCK OPTION GRANTS

         The following table sets forth certain information concerning individual grants of stock options awarded to the Named Executive Officers during 1998.

                                                                                                 Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                          Number of                                                              of Stock Price Appreciation
                         Securities       Percent of                                                 for Option Term(3)
                         Underlying         Total            Exercise                          ----------------------------
Name                       Option         Options(1)      Price/Share(2)    Expiration Date        5%              10%
-----------------------  ----------    -------------    ----------------    ---------------    ----------      -----------
Michael E. Peppel            70,500          10.9%          $ 9.17              12/31/07       $2,046,953      $3,447,294
                            126,000          19.6            16.25               6/29/08        2,884,750       5,625,714
Ira H. Stanley               25,000           3.9            16.25               6/29/08          572,371       1,116,213
Thomas C. Winstel                --            --               --                    --               --              --
John C.  Huffman, III         4,500           0.7             9.17              12/31/07          130,657         220,040

----------------

(1)      Percentage of options granted to all employees during 1998.
(2) In each case the exercise price was based on the fair market value of a share of the Company's Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

         The following table sets forth the value of stock options held by the Named Executive Officers at December 31, 1998. The Named Executive Officers did not exercise any options during 1998.

                                                               Number of Securities
                                                              Underlying Unexercised               Value of Unexercised
                               Shares                               Options at                    In-The-Money Options at
                              Acquired                           December 31, 1998                 December 31, 1998(1)
                                 on           Value       ------------------------------    ----------------------------
               Name           Exercise       Realized     Exercisable      Unexercisable    Exercisable      Unexercisable
-------------------------    ---------      ----------    ------------     -------------    -----------      --------------
Michael E. Peppel                --            --           68,500            195,500       $1,216,396         $2,208,354
Ira H. Stanley                   --            --               --             25,000                --           209,375
Thomas C. Winstel                --            --           15,000              7,500          284,375            142,188
John C. Huffman, III             --            --            1,500              3,000           23,188             46,375

------------------------
(1) Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1998, as reported on the Nasdaq National Market, and the exercise price of the options.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

         LEASE AGREEMENTS. The Company entered into a lease with Draft Partnership ("Lessor") for a 30,000 square foot office and warehouse building in Dayton, Ohio which serves as the Company's principal executive offices. The general partners of Draft Partnership are James F. Rowland (owning a 50.0% partnership interest), and Mr. Albert Schwarz, the former President of the Company, and Messrs. Winstel and Turvy, each of whom own a 12.5% partnership interest. The lease is for a term of ten years commencing on November 1, 1996 for a base monthly rental of $23,799. The Company is responsible for paying all taxes, public liability insurance but not fire and property damage insurance, and all utilities on the leased premises. Provided that the Company is not in default under the lease, it has the option to renew the term of the lease for two successive terms of five years each, commencing on the expiration of the initial term. The Lessor has agreed to maintain the exterior of the building, all structural components and the parking lot, while the Company has agreed to maintain the interior, including glass, mechanical, electrical, plumbing, heating and air conditioning, as well as grounds maintenance. In addition, the Company has indemnified the Lessor against any claims which may arise out of the Company's occupancy of the leased premises or any act of the Company or its employees, agents, invitees or licensees.

         The Company has a lease for 50,000 square feet of warehouse and office space in Strongville, Ohio. The lease expires in 2024 and has an annual rental cost of approximately $528,000. The Company assumed the lease upon its acquisition of DBPC in December 1998. The space is leased to the Company by D&K LLC and D&H LLC. Mr. Neil M. Dreher, the Company's Vice President and Chief Operating Officer, owns 1.0% and 30.0% of D&K LLC and D&H LLC, respectively.

         The Company maintains property and vehicle leases with entities that are directly or indirectly controlled by non-executive employees of the Company or such employees derive some benefit therefrom. Such leases were acquired as a result of the Company's acquisitions of Consolidated Media Systems, Inc. and Minnesota Western/Creative Office Products, Inc. in 1998. The aggregate amount paid on such leases by the Company in 1998 was approximately $821,000.

         Management of the Company believes that the terms and conditions of the foregoing leases are no less favorable than those that could have been obtained from a non-affiliated third party.

         In 1998, the Company purchased inventory in an amount equal to $173,692 from Cranel, Inc., Columbus, Ohio, a computer supply wholesaler. The brother of John C. Huffman, III, Vice President - National Sales Manager of the Company, is a sales representative for Cranel, Inc. The purchase price for the inventory was determined through arm's length negotiations. Management believes that the terms of the purchases were at least as favorable to the Company as could have been obtained in an arm's length transaction with an unaffiliated third party.

         LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS. The Company has adopted provisions in its Articles that eliminate to the fullest extent permissible under Ohio law the liability of its directors to the Company or its stockholders for monetary damages except to the extent that it is proved by clear and convincing evidence that the director took or failed to take action, and that such action or failure to act involved an act or omission undertaken with the deliberate intent to cause injury to the Company or was undertaken with reckless disregard for the best interests of the Company. This limitation of liability provision is designed to ensure that the ability of the Company's directors to exercise their best business judgment in managing the Company's affairs, subject to their continuing fiduciary duties to the Company and its stockholders, is not unreasonably impeded by exposure to potentially high personal costs or other uncertainties of litigation.

         The Articles also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, employee or agent of the Company. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding; if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to a criminal action, if he had no reasonable cause to believe his conduct was unlawful. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the Company's Board of Directors, provided that the indemnified person provides an undertaking to repay the Company if it is ultimately proved by clear and convincing evidence in court that his action or failure to act involved an act or omission undertaken with the deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and to reasonably cooperate with the Company concerning the action, suit or proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, it is the published opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. At the present time, there is no pending litigation or proceedings involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted. The Company is not presently aware of any other threatened litigation or proceeding which may result in a claim for such indemnification.

         The rights of indemnification provided in the Company's Articles are not exclusive of any other rights which may be available under the Articles or Code of Regulations of the Company, any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. The Company maintains director and officer liability insurance coverage.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. During fiscal 1998, the members of the Compensation Committee were Messrs. Harry F. Radcliffe (Chairman), Anthony W. Liberati and Robert G. Hecht.

         None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions. No transactions effecting the members of the Compensation Committee, or their affiliates, occurred during 1998.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The report of the Compensation Committee with respect to compensation for the executive officers of the Company for the fiscal year ended December 31, 1998 is set forth below.

         The Report of the Compensation Committee on Executive Compensation and the Stock Performance Graph immediately following this section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of the Company's Board of Directors, at the direction of the Board of Directors, prepared the following report.

         The members of the Compensation Committee are non-employee directors and, in 1998, the Compensation Committee was composed of Messrs. Radcliffe (Chairman), Hecht and Liberati. The Compensation Committee reviews compensation and benefits for the Company's executive officers and recommends to the Board adjustments in such compensation. The Committee met twice during 1998 and reviewed base salaries, estimated annual bonuses and long term compensation in the form of stock options.

         Executive officers are paid salaries and bonuses in accordance with what the Compensation Committee believes to be the ability of such officer to influence the attainment of financial goals by the Company. Most of the bonuses, which in 1998 represented a significant portion of such individual's overall compensation package, are tied to either Company pre-tax profits or the Company's Gross Margin. This structure intentionally emphasizes sales and cost containment and directly relates the officer's compensation to the Company's performance.

         The members of the Compensation Committee also administer the granting of stock options pursuant to the 1996 Stock Option Plan and the 1998 Stock Option Plan. The Compensation Committee exercises discretion with respect to the timing and amount of awards to be granted under both option plans and in 1998, awarded options covering 70,500 shares and 4,500 shares of Common Stock to Mr. Michael E. Peppel, the Company's President and Chief Executive Officer, and Mr. John C. Huffman, III, the Company's Vice President - National Sales Manager, respectively, under the 1996 Stock Option Plan, and options covering 126,000 shares and 25,000 shares of Common Stock to Mr. Peppel and Mr. Ira H. Stanley, the Company's Vice President and Chief Financial Officer, respectively, under the 1998 Stock Option Plan. Future option grants under the 1998 Stock Option Plan will be based upon, among other things, one or more of the following factors: the Company's attainment of corporate performance goals, the responsibility and performance of the particular executive and his or her contribution to the attainment of corporate performance goals, the tenure of the particular executive officer, the officer's level of competency, skill and experience, the salary and bonus component of the officer's total compensation package, compensation paid to officers in companies of similar size in the same industry, and other pertinent factors. Stock option grants are aimed at aligning the executive's long-range interest with those of the stockholders of the Company by providing an opportunity for such key employees to possess a meaningful stake in the Company through stock ownership.

                                                   Respectfully submitted:

                                                   Harry F. Radcliffe (Chairman)
                                                   Anthony W. Liberati
                                                   Robert G. Hecht

PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for the Common Stock of the Company, the Russell 2000 Index and the Nasdaq Stock Market -U.S. since the Company's initial public offering in November 1996. All of these cumulative returns are computed assuming that no dividends were paid during the period. Management of the Company cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance. The Common Stock commenced trading on the Nasdaq National Market System on November 12, 1996.


             [Graphic - Graph plotted to points listed below]


                                         CUMULATIVE TOTAL RETURN
                                     --------------------------------
                                     11/12/96   12/96   12/97   12/98
MIAMI COMPUTER SUPPLY CORPORATION      100        73     113      290
NASDAQ STOCK MARKET (U.S.)             100       106     130      183
RUSSELL 2000                           100       107     131      130

* $100 INVESTED ON 11/12/96 IN STOCK OR ON 10/31/96
  IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has appointed
PricewaterhouseCoopers LLP, independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of accountants be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, 4750 Hempstead Station Drive, Dayton, Ohio 45429, Attention: Thomas C. Winstel, Secretary, no later than December 29, 1999.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article IX.C. of the Company's Articles, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company at the close of business no later than February 27, 2000.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1998 REQUIRED TO BE FILED UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO IRA H. STANLEY, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MIAMI COMPUTER SUPPLY CORPORATION, 4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429. The Form 10-K is not part of the proxy solicitation materials.

                                 OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the discretion of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                         By Order of the Board of Directors

                                         /s/ Thomas C. Winstel

                                             Thomas C. Winstel
                                             Secretary



April 27, 1999


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                 REVOCABLE PROXY
                         MIAMI COMPUTER SUPPLY CORPORATION

                          ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 25, 1999

   The undersigned, being a stockholder of Miami Computer Supply Corporation
("Company") as of April 16, 1999, hereby authorizes Anthony W. Liberati and
Robert G. Hecht or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Presidential Banquet Center, located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 25,
1999 at 10:30 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:


                                                                      FOR ALL
                                         FOR         WITHHOLD         EXCEPT
1. ELECTION OF DIRECTORS                 /  /          /  /            /  /
   Nominees for a one-year term:


   Robert G. Hecht, Anthony W. Liberati, Harry F. Radcliffe,
   Thomas C. Winstel and Michael E. Peppel


INSTRUCTION:  To withhold authority to vote for any individual nominee, mark
"For All Except" and write that nominee's name in the space provided below.
Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not written below.

______________________________________________________________________________

                                          FOR        AGAINST         ABSTAIN
2. PROPOSAL to ratify the                /  /          /  /            /  /
   appointment by the Board of
   Directors of
   PricewaterhouseCoopers LLP as
   the Company's independent auditors
   for the fiscal year ending
   December 31, 1999.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                         -------------------------
    Please be sure to sign and date      Date
      this Proxy in the box below.
------------------------------------------------------------------


-------------------------------------------------------------------
----Stockholder sign above ----- Co-holder (if any) sign above-----



----------------------------------------------------------------------------------------------
            DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                             MIAMI COMPUTER SUPPLY CORPORATION
-----------------------------------------------------------------------------------------------
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 1999 AND AT ANY ADJOURNMENT THEREOF.

   SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS'
NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS
AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR
TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

   PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A
REPRESENTATIVE CAPACITY, PLEASE GIVE YOUR FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE
HOLDER NEED SIGN.

                                     PLEASE ACT PROMPTLY.
                            SIGN, DATE & MAIL YOUR PROXY CARD TODAY.
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